AN-CON GENETICS, INC.
734 WALT WHITMAN ROAD
SUITE 207
MELVILLE, NY 11747
(516) 421-5452

Notice of Special Meeting of Shareholders
To be Held September 8, 1998
At 10:00 A.M.

To our Shareholders:

A Special Meeting of the Shareholders of An-Con Genetics, Inc. (the "Company") will be held at the Holiday Inn, 215 Sunnyside Boulevard, (Exit 46N LI Expressway) Plainview, New York on September 8, 1998 at 10:00 a.m. to consider and take action on the following matters:

1. Authorize an amendment to the Company's Certificate of Incorporation increasing the authorized capitalization of the Company from a total of 15,000,000 shares of common stock having a par value $.001 per share to 50,000,000 shares of Common Stock having a par value of $.001 per share.

2. Authorize an amendment to the Company's Certificate of Incorporation creating 10,000,000 blank preferred shares of stock having $.001 par value per share.

3. Authorize an amendment to the Company's certificate of incorporation to change the name of the Company to Bovie
Medical Corporation;

4. Ratify the Company's 1998 Non-Statutory Stock Purchase and Option Plan.

5. Transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of shares of common stock at the close of business on July 31, 1998 are entitled to notice of and to vote at the Special Meeting. A Proxy Statement explaining the matters to be acted upon at the Special Meeting follows. Please read it carefully.

WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FOLLOWING THE INSTRUCTIONS SET FORTH ON PAGE ONE OF THE ACCOMPANYING PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS


                    ANDREW MAKRIDES
                    PRESIDENT






















                           AN-CON GENETICS, INC.
                           734 Walt Whitman Road
                                Suite 207
                           Melville, NY 11747
                             (516) 421-5452

                             PROXY STATEMENT

                     Special Meeting of Shareholders
                     To Be Held on September 3,1998

                                                          September 8, 1998


Solicitation and Voting of Proxies

    This Proxy Statement is furnished in connection with the solicitation on behalf of AN-CON GENETICS, INC. (the "Company" or An-Con) of proxies to be voted at the Special Meeting of Shareholders to be held on September 8, 1998, at the Holiday Inn, 215 Sunnyside Boulevard, (Exit 46N Expressway) Plainview, New York at 10 A.M.

    The Board of Directors of the Company has fixed the close of business on July 31, 1998 as the record date for the determination of holders of shares of outstanding common stock entitled to notice of and to vote at the Special Meeting. On July 31, 1998, there were outstanding 13,629,693 shares of the Company's common stock, the holders of which will be entitled to one vote per share for each matter submitted to a vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote will constitute a quorum for the transaction of business.

     A proxy in the accompanying form which is properly signed, dated and returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no instructions are indicated, proxies will be voted as recommended by the Board of Directors. Shareholders who execute proxies may revoke them at any time prior to their being exercised by delivering written notice to the Secretary of the Company or by subsequently executing and delivering another proxy at any time prior to the voting. Mere attendance at the Meeting will not revoke the proxy, but a shareholder present at the Meeting may revoke his proxy and vote in person.

    As of the date of this Proxy Statement, the only business which the management of the Company intends to present at the Meeting are the matters set forth in the accompanying Notice of Special Meeting. Management has no knowledge of any other business to be presented at the Meeting. If other business is brought before the Meeting, the persons named in the enclosed form of proxy will vote according to their discretion.


    The cost of soliciting proxies is estimated not to exceed $20,000 and will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. The solicitation will be made by mail. The Company will supply brokers or persons holding shares of record in their names or in the names of nominees for other persons, as beneficial owners, with such additional copies of proxies, proxy materials and Annual Reports as may reasonably be requested in order for such record holders to send one copy to each beneficial owner, and will upon request of such record holders, reimburse them for their reasonable expenses in mailing such material.

    Representatives of Bloom and Company, the independent auditors and principal accountants for the current year, are expected to be present at the securities holders meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    Certain directors, officers and employees of the Company, not especially employed for this purpose, may solicit proxies, without additional remuneration therefor, by mail, telephone, telegraph or personal interview.

    Shareholders should note that this meeting is not the annual meeting of shareholders, which will be scheduled following this Special Meeting.

Shareholder Proposals:

Management plans to hold its annual meeting of shareholders for 1997 on December 14, 1998, and all shareholder proposals intended to be presented at the next annual meeting must be received by the Company by September 15, 1998 for inclusion in the Company's next proxy statement. If the date of the next annual meeting is subsequently advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the annual meeting to which the proxy statement relates, the Company shall, in a timely manner, inform security holders of such change, and the date by which proposals of security holders must be received by any means reasonably calculated to inform them.

Directors and Executive Officers

     As of March 31, 1998, the Company s Executive Officers and directors were as follows:

Name           Age       Position
Director since

J. Robert Saron     45        Chairman of the Board
August, 1994                  Chief Executive
                         Officer, Director

Andrew Makrides     56        President, Director
December, 1982

Joseph F. Valenti   81        Director
October, 1995

George W. Kromer    56        Director
October, 1995



Delton Cunningham   33        Secretary, Treasurer
                         Vice President/CFO

Moshe Citronowicz   45        Executive Vice President
                         Chief Operating Officer
_________________________

     On April 14, 1998 Alfred V. Greco, age 62, a principal of Alfred V. Greco, P.C., counsel to the Company, was elected an additional director of the Company to serve until the next annual meeting of shareholders presently scheduled for December 14, 1998.


     On May 8, 1998, Kenneth W. Davidson, age 51, Chairman of the Board and Chief Executive Officer of Maxxim Medical, Inc, a Delaware corporation the shares of which are traded on the New York Stock Exchange was duly elected as an additional director of the Company to serve until the next annual meeting of shareholders.

     On July 21, 1998, Joseph F. Valenti resigned as a director of the Company due to his retirement from all business activities.

J. Robert Saron, Chairman of the Board and Chief Executive Officer, holds a Bachelors degree in Social and Behavioral Science from the University of South Florida. From 1988 to present Mr. Saron has served as President and director of Aaron Medical Industries, Inc. (formerly Suncoast Medical Manufacturing, Inc.). In March, 1995 Mr. Saron was elected Chairman and Chief Executive Officer of An-Con Genetics, Inc.

Andrew Makrides, Esq., President, member of the Board of Directors, and former Chairman, received a Bachelor of Arts degree in Psychology from Hofstra University and a Juris Doctor Degree from Brooklyn Law School. He is a member of the New York Bar and has practiced law from 1968 until joining An-Con Genetics, Inc. as Executive Vice President and director, in 1982. Mr. Makrides became President of the Company in 1985 and served as such to date.

Joseph F. Valenti, filled a vacancy on the Board of Directors and became a member of the Board of Directors on October 1, 1995. He is the former Vice-President of the International Division of Aaron Medical Industries, Inc. and retired as of January 1, 1995, from that position. He continues to be the principal shareholder and chief executive officer of Valpex International Corporation, a company, which is wholly owned by him, and engaged in the import of products. This import company has been a supplier of the Company's light bulbs which, are used in the Company's various manufactured lighting products. The prices paid by the company for the products are competitive with those from other sources. He received a Bachelor of Arts Degree in Languages from the College of the City of New York in 1939. He has been associated with Aaron Medical Industries, Inc. and its predecessor companies since 1980 and was charged with developing the international sales department and increasing exports sales on behalf of Aaron. See Certain Transactions .

George W. Kromer, Jr., filled a vacancy on the Board of Directors and became a director on October 1, 1995. Mr. Kromer is a Senior Financial Correspondent for "Today's Investor" and is utilized as a consultant by other companies whose shares are listed on the American Stock Exchange and Over-the-Counter Exchange. An-Con has also retained Mr. Kromer on a month-to-month basis as a consultant in addition to his capacity as a director. He received a Master's Degree in 1976 from Long Island University in Health Administration. He also holds a Bachelor of Science Degree from Long Island University's Brooklyn Campus and an Associate in Applied Science Degree from New York City Community College, Brooklyn, New York. See Certain Transactions .

Moshe Citronowicz, is a graduate of the University of Be'er Sheva, Be'er Sheva, Israel, with a Bachelor of Science degree in Electrical Engineering. He has also received certificates from Worcester Polytech, Lowell University and the American Management Association for completion of seminars in MRP, master scheduling, purchasing SPC, JIT, accounting and plant management. Since coming to the United States in 1978, Mr. Citronowicz has worked
in a variety of manufacturing and high tech industries.   In
October 1993, Mr. Citronowicz joined the Company as Vice
President of Operations.   He is responsible for all areas of
manufacturing, purchasing, product re-design, as well as new
product design.   In September 1997, Mr. Citronowicz was
appointed by the board of directors to the position of Executive Vice President and Chief Operating Officer.

Delton N. Cunningham, Vice President and Chief Financial Officer of the Company, holds a Bachelor of Science in Accounting from the University of Florida. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Cunningham began his career with the Miami office of Arthur Anderson & Company. In June of 1991, Mr. Cunningham joined Aaron Medical Industries, Inc., as the Company's Chief Financial Officer. In June of 1992 Mr. Cunningham became Vice President of Aaron Medical Industries, Inc. and in April of 1993, he was elected Corporate Secretary of Aaron by the Board of Directors.

Alfred V. Greco, is President of Alfred V. Greco, P.C., counsel to the Company. Mr. Greco is a member of the bar of the State of New York and has been engaged in the practice of law for the past 35 years in the City of New York. The main focus of Mr. Greco's experience for the past 30 years has been in the area of corporate and securities law during which he has represented a large number of public companies, securities brokerage firms, executives and registered representative and has developed a broad range of experience in administrative, regulatory and legal aspects of public companies. Mr. Greco graduated from Fordham University School of Law with a Doctor of Law degree, in June 1960. He was admitted to the New York State Bar in March, 1961.

     No Director has indicated to the Company that he intends to oppose any action intended to be taken at this special meeting of shareholders.

                              REMUNERATION

     The following table sets forth the compensation paid to the executive officers of the registrant for the three years ended
December 31, 1997:

Summary Compensation Table
Annual Compensation

Name and
Principal
                     Annual
Position                     Year        Salary Bonus(a)

J.Robert Saron
CEO/Chairman        1997$155,865   $ 2,460
      1996   143,000      42,600
      1995   116,000      39,600

Andrew Makrides
President           1997      103,382     1,784
      1996    90,000       8,400
      1995    77,000      11,800

Moshe Citronowicz
Executive Vice President-
Chief Operating
Officer             1997      107,044     1,921
      1996   104,600      11,200
      1995    97,000      11,800

Delton Cunningham
Secretary, Treasurer,
Vice President/
CFO   1997    90,325       1,516
      1996    86,000       8,400
      1995    82,900       8,800

(a) In 1997, the officers waived their right to 1996 bonuses and the bonuses were cancelled. No bonuses were declared for 1997 and all future bonuses shall be in the discretion of the Board.

Long Term Compensation

          Awards Pay-outs Securities
               Restricted  Underlying
  Other(b)        Stock  Option/
  YearCompensationAwards SARS(#)Pay-outs

J.Robert Saron
CEO/Chairman1997      $9,352       --         --   --
  1996  8,100      -- 90,000       --
        1995          23,700       --         --   --

Andrew Makrides
President    1997      9,598       --        --    --
             1996      9,700       --    70,000    --
             1995      8,000       --        --    --

Moshe Citronowicz
Executive Vice President-
Chief Operating
Officer      1997      9,352       --             --    --
             1996      8,100       --         25,000    --
             1995      8,000       --             --    --


Delton Cunningham
Secretary,
Treasurer,
Vice President/
CFO                 1997       9,262               --  --    --
             1996      7,400       --         55,000    --
             1995      8,000       --             --    --

(b) Other compensation consists of medical insurance, life insurance and automobile allowance.

                         Option/SAR Grants Table


                                          Values of
                                          securities
            Number of underlying
             shares   unexercisee
                                 AcquiredOptions
       on Value FY-End(#)             sar/s at

Name and
Principal
Position          Year     Exercisable    Realized  Exercisable

J. Robert Saron
CEO        1997      --           --    --
 1996     --         --     101,250
 1995     --         --          --


Andrew Makrides
President  1997      --           --    --
 1996     --         --      78,750
 1995     --         --          --


Moshe Citronowicz
Vice President
Operations 1997      --          --      --
 1996     --         --      28,125
 1995     --         --          --

Delton Cunningham
Vice, President/
CFO
Secretary,
Treasurer, 1997      --           --    --
 1996     --         --      61,875
 1995     --         --          --

Outside Directors are compensated in their capacities as Board members through option grants. Through the year 1997, the Company's Board of Directors presently consisted of J.Robert Saron, the CEO, Andrew Makrides, President, Joseph F. Valenti and George W. Kromer, Jr. Mr. Saron is also President and CEO of Aaron. Mr. Kromer has been retained on a month-to-month basis pursuant to verbal agreement as a financial and public relations consultant by An-Con for the past year at an average monthly fee of $950.

In 1996 and 1997 George Kromer and Joseph Valenti were awarded
105,000 and 120,000 options, respectively, each for five to ten years to purchase An-Con stock from $.75 to $1.125 per share.

There have been no changes in the pricing of any options previously or currently awarded.

As of the 1st day of January, 1998, the Company cancelled its prior employment agreements with its officers, and certain key employees and entered into new employment agreements with them. The agreements vary in terms over a period of between 2 and 5 years and provide for compensation in amounts varying from $51,100 to $136,000 for the highest paid executive officer per year, plus additional amounts for automobile allowance ($500 to $600 per month). In addition to the foregoing, each agreement for the company's executive officers provides for customary executive benefits, indemnification for corporate accounts and may be terminated (a) upon death, or (b) on thirty (30) days notice by the officer to terminate, or (c) by the Company, (i) without cause, upon the majority approval of the Board of Directors on thirty (30) days written notice (wherein the Company shall be obligated to pay the employee compensation under the agreement for the balance term of the agreement) and (ii) the employee may elect, in lieu of (i) above, to cancel his agreement and obtain severance payments equal to three times the annual salary and bonus in effect during the month preceding such termination; or (d) by the Company for cause, if during the time of employment, the employee violates the covenant not to compete provisions of the agreement, or is found guilty of a felony or crime of moral turpitude. The agreement also provides for a covenant not to compete directly or indirectly against the Company for a period of one year and a 7 1/2 percent salary increase per year subject to approval of the board.

In May of 1997 the officers as a group waived their right to the bonuses as set forth in their contracts. The board of directors will determine future bonuses.


Security Ownership of Certain Beneficial Owners and Management of An-Con.

The following table sets forth certain information as of December
31, 1997, with respect to the beneficial ownership of the Company's common stock by all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares, by directors who own common stock and by all officers and directors as a group.



                     Number of  NaturePercentage of
Name andTitle Shares    of    outstanding
Addressof Classownedownership(i)shares(i)

5% Beneficial
 Owners

Robert Speiser(iii) Common    753,333          Includes 5.3%
1340 Boca Ciega   Stock                        shares only
Isle Drive
St. Petersburg,
Florida 33706

Directors

J. Robert Saron  Common       523,805          Includes 3.7%
(iii)   Stock          90,000 shares
Ashley Drive                         reserved for
Seminole, FL 34642                             options


J.Valenti         Common      177,205     Includes 1.3%
5700 Mariner Drive Stock                  shares 120,000
Tampa, Florida 33609                      reserved
                       for options

G. Kromer         Common      105,000     Includes  .7%
P.O. Box 188      Stock                   105,000 shares
Farmingdale, NY 11738                     reserved for
                       options

A.Makrides        Common      390,000     Includes  .7%
(iv)    Stock          70,000 shares
20 Damin Circle                      reserved for
St. James, NY 11780                       options

Officers and Directors
as a Group       Common     1,499,034     Includes10.6%
        Stock          465,000 shares
                       reserved for
                       options
_______________________________

(i) Based on 14,116,274 shares outstanding on a fully diluted basis. Officers and directors have 465,000 options to acquire shares at March 31, 1998.

(ii) Mr. Robert Speiser resigned as the Company Chairman and
Chief Executive Officer on March 20, 1995.

(iii) Robert Saron, who replaced Mr. Speiser as Chairman, is the President and a director of Aaron Medical Industries, Inc. As a result of the exchange of shares pursuant to the Aaron Acquisition Agreement, Mr. Saron is the beneficial owner of 408,805 additional shares of An-Con (in addition to the 25,000 shares he had received prior to the merger). Mr. Saron also has the option to acquire an additional 90,000 shares.

(iv) Includes an option to acquire 70,000 shares at varying prices.

(v) During 1996, one transaction took place that materially changed shareholders' control of the Company: Aaron shareholders received their shares on November 25, 1996 from the escrow agent, which gave them 37.7% of the outstanding shares of the Company at that time. (See "Certain Relationships and Related Transactions").

Certain Relationships and Related Transactions

Valpex International Corporation ("Valpex"), a Company owned and operated by Mr. Joseph Valenti, was a supplier of vacuum and Krypton bulbs and vinyl pouches to Aaron for several years. In 1996, Mr. Valenti joined An-Con as a director. On May 10, 1996, Valpex and Aaron entered a three year agreement that allows Aaron to purchase products directly from Valpex's manufacturers and suppliers. In exchange, Aaron agreed to pay a commission to Valpex on purchases from the agreed upon list of Valpex's suppliers. In 1997 and 1996, respectively, the equivalent sales of Valpex to Aaron were $117,700 and $126,000, respectively.

George Kromer, a director, also serves as a consultant to the Company with average consulting compensation of approximately
$950 per month.


The aforesaid transactions were on terms no less favorable to the Company than could have been obtained in arms-length transactions with unrelated third parties.

Aaron Medical Industries, Inc. is a 100% owned subsidiary of the Company. The Company's acquisition of Aaron in January, 1995, is deemed vital to the Company's potential for growth in the medical device and electro-surgical products industry. The Company's medical device and electro-surgical products are all manufactured by Aaron and bear the Aaron trademark. Aaron is the Company's sole operating subsidiary and an integral part of the Company.

Directors' Compensation

     Independent (unaffiliated) directors, who are not employees, do not receive compensation for attending meetings. However the company pays their expenses for attending meetings of the Board. Approximately $5,000 was paid to cover expenses of independent directors attending Board of Director meetings during the year ended December 31, 1997. Independent directors are compensated essentially in the form of stock options under the Company s 1996 Employee and Consultant Stock Option Plan. A total of 195,000 stock options were granted to directors in fiscal 1997.


                 RECENT ASSET AND CORPORATE ACQUISITIONS

Maxxim Medical, Inc. Asset Acquisition, Supply and License
Agreement

       On May 8, 1998, the Company entered into and consummated a strategic alliance agreement with Maxxim Medical, Inc., ( Maxxim ), a Delaware corporation the shares of which are listed on the New York Stock Exchange, which agreement provided for the acquisition by the Company of the tradename and the trademark
 Bovie , a supply, license and distributorship arrangement concerning electro-surgical devices and the acquisition of Maxxim s electro-surgical generator product line in exchange for 3,000,000 shares of common stock of An-Con. More specifically, the agreement provides for (a) an irrevocable royalty-free sub-license to Maxxim to use the Bovie name on any electro-surgical products marketed by Maxxim; (b) a 2-year exclusive distributorship in Maxxim to resell the Bovie electro-surgical generator product line anywhere in the world, and (c) a non-exclusive right to sell An-Con products anywhere in the world. The distributorship arrangement provides for anticipated cooperation between Maxxim and An-Con with respect to research and development of new products and Maxxim s option to become the exclusive distributor thereof. Maxxim also agreed to certain minimum purchase orders for the Bovie generator product line, the Aaron 1200 generators and other An-Con products and accessories aggregating $3,000,000 during the initial 5-year term of the agreement, subject to quality control and An-Con s ability to meet commercially reasonable purchase orders of Maxxim. Kenneth Davidson, the chairman of the Board of Maxxim, has been appointed a member of the Board of Directors of An-Con.

       As consideration for the foregoing, the Company agreed to exchange 3,000,000 shares of common stock for the Bovie Electrosurgical Generator line, the Bovie trademark and tradename, and entered into agreements for the aforementioned supply, license, and distributorship arrangement involving
Maxxim s commitments to purchase the Company s current and future products. Due to the Company s lack of sufficient authorized shares, in lieu of common stock, the Company has issued a secured convertible promissory note to Maxxim in the principal amount of $3,000,000 due on May 7, 2008, bearing interest at the rate of 1% above the prime lending rate in effect at Nations Banc Montgomery Securities LLC which provides for ten annual payments of principal and interest commencing May 7, 1999. Subject to approval of shareholders of Proposal #1 below, this note is secured by the Company's equipment and machinery and inventory. In the event, the shareholders fail to authorize the increase as requested, the Company will be forced to seek alternate financing to meet its obligations under the note. No assurance can be given it will be successful in such endeavor.

Advanced Refractory Technologies, Inc. ( ART ) and BSD Development Beta Corporation ( BSD ) Asset and Corporate Acquisitions

     On February 9, 1998, the Company entered into a series of contemporaneous agreements for the manufacturing and licensing of a certain DYLYN coating technology ("DYLYN Technology"), and exchange of shares, ( Contemporaneous Agreements ) involving two non-affiliated companies, Advanced Refractory Technologies, Inc. ("ART") a privately held New York corporation engaged in research and development of a certain patented diamond-like nanocomposite technology for the coating of products ("DYLYN Technology"), and BSD Development Beta Corporation, a privately held Delaware corporation. As a result of the aforesaid transactions, the registrant acquired certain jobcoating equipment valued at $2,000,000 and consisting of two DYLYN deposition reactors inclusive of components and two electro-blade surgical mounting fixtures (the "Equipment") for coating electro-surgical blades and other specified medical devices utilizing the DYLYN Technology. The aforesaid, in addition to the acquisition by the Company of the Equipment, resulted in the acquisition by it of an exclusive 10-year license to use the DYLYN Technology to jobcoat specified medical products together with a manufacturing arrangement with ART whereby ART will operate and maintain the Equipment for the use of the DYLYN Technology under the License Agreement at ART's location in Buffalo, New York. The Company acquired all of the outstanding securities of BSD which is now a wholly owned subsidiary of registrant.

Future Obligation of  the Company

Pursuant to the Contemporaneous Agreements, ART is entitled to exchange the 2,000,000 common shares of the Company for 2,000,000 shares of the Company s Series A Preferred Stock to be designated by management to have the specified rights and preferences (Preferred Stock) agreed upon in the Contemporaneous Agreements, on or before September 6, 1998. (Although the Board of Directors is not seeking shareholder's approval for the exchange of stock with ART), subject to the approval of shareholders of a Certificate of Amendment of registrant's Certificate of Incorporation authorizing the shares of Preferred Stock, management shall immediately issue and exchange 2,000,000 preferred shares (for 2,000,000 common shares previously issued to ART), which shall have the right and designations agreed to in the Contemporaneous Agreements. Among other things, the Preferred Stock to be issued to ART is to be convertible into 2,000,000 shares of common stock of An-Con and shall have certain preferences on liquidation and anti-dilution aspects. In the event the Company is unable, for any reason, to deliver the Preferred Stock to ART on or before September 6, 1998, then, prior to September 15, 1998, An-Con is to issue and deliver, without payment of any additional consideration by ART, an additional number of shares of An-Con's common stock having an aggregate fair market value of $500,000. Furthermore, in the event An-Con should issue any shares of any series or class of its preferred stock having substantially the same rights and preferences as the Preferred Stock without the prior consent of ART (which shall not be unreasonably withheld), then An-Con is to issue and deliver to ART, without payment of any additional consideration by ART, an additional number of shares of An-Con's common stock having an aggregate fair market value equal to $500,000

    The approval sought in the proposal authorizing 10,000,000 blank preferred shares does not call for any approval or ratification of the Company's decision to issue the shares to ART, by the shareholders. The business decision by the Board is now a contractual obligation to ART under the Contemporaneous Agreements. However, as indicated heretofore, subject to shareholder approval of the proposed amendment authorizing 10,000,000 shares of Preferred Stock, shareholders are advised that the Company will issue 2,000,000 shares of preferred stock (the "Preferred Stock") to ART in exchange for the 2,000,000 shares of common stock of the Company heretofore issued to Art under the Contemporaneous Agreements. For further information to shareholders, as specified in the Contemporaneous Agreements, the Preferred Stock to be issued to ART will have the following characteristics:

     (a) While the Class A Preferred Stock issued to ART is outstanding, An-Con will not authorize or issue any Preferred
Stock which will be entitled to any rights or preferences senior to the Preferred Stock issued to Art.

     (b) In the event An-Con issues Preferred Stock having rights and preferences substantially equal to those of the Preferred Stock to be granted to ART ( ART Preferred Stock ) it will do so only on consent of ART or it shall issue to ART at no additional cost to ART shares of An-Con s common stock having a current market value equal to $500,000.

     (c) The ART Preferred Stock will be entitled to dividends and preference to dividends on any other class or series of common stock or Preferred Stock on a fully Participating basis with the common stock.

     (d) The Preferred Stock will be convertible into 2,000,000 shares of An-Con s common stock unless pursuant to its terms the number of shares of common stock into which it is convertible is otherwise adjusted due to sales of common stock at less than $1.00 per share, merger, acquisition, stock split, subdivision of shares prior thereto. There will be anti-dilution protection in the event of corporate reorganizations and similar transactions. There will be anti-dilution protection in the event the corporation issues common stock, or securities convertible into common stock, at a price per share less than the conversion rate applicable to the ART Preferred Stock which is presently $1.00 per share.

     (e) Subject to adjustment in conversion rate in the case of sales by An-Con of common stock at prices less than $1.00 per share merger, consolidation, stock split or subdivision of shares, the Preferred Stock shall be converted into common stock at An-Con s option ("compulsory conversion") in the event the aggregate fair market value of the common stock acquirable upon conversion of the Preferred Stock exceeds four times the then current fair market value of the common stock as evidenced by the minimum bonafide bids at that time of at least one independent market maker for a period of 45 consecutive days immediately preceding the date of such compulsory conversion.

     (f) Subject to adjustment of the conversion rate in the case of conversion, or adjustment in the number of shares into which the Preferred Stock would be entitled to be converted in the event of merger, consolidation, stock split or subdivision of shares, the Preferred Stock will be entitled to vote with all the common stock of the corporation and will be entitled to the number of votes to which it would be entitled assuming it had been converted into common stock immediately prior to the occasion of voting.

     (g) The Preferred Stock shall have $2,000,000 minimum liquidation value and have a preference on liquidation.

     (h) The Preferred Stockholders will be entitled to receive reports made generally available to common stockholders.

     Based upon the foregoing and in the light of Company's acquisition program, the Company is seeking shareholder approval to amend the certificate of incorporation to provide for a total of 50,000,000 shares of common stock. The increased authorized common stock, in addition to enabling the Company s acquisition program to continue, will permit the Company to complete the Maxxim asset acquisition and cancel the Company's outstanding note in the amount of Three Million ($3,000,000) Dollars.

     Subject to the approval of shareholders of the proposed amendment to the Company's Certificate of Incorporation authorizing 10,000,000 shares of preferred stock, a total of 2,000,000 preferred shares will be issued and exchanged for 2,000,000 shares of common stock heretofore issued by the Company to ART pursuant to the agreement with ART and will have the aforementioned designated rights and preferences. Although the Company presently intends to issue and exchange 2,000,000 preferred shares having the designation, rights and preferences outlined above for the 2,000,000 shares of Common Stock previously issued to ART, the Company is presently seeking to amend the Company's Certificate of Incorporation to provide for a total 10,000,000 shares of blank preferred stock in order to give management, without further approval of shareholders, the necessary ability and flexibility to issue additional preferred shares in future dealings with other potential candidates or asset acquisitions. The Proposed amendment to the Company's Certificate of Incorporation will enable management to fashion, without approval of shareholders, the needed specified rights and preferences that may be required to consummate a desirable acquisition of assets or company, including rights and preferences having characteristics which may be different in nature and amount from the rights and preferences of the preferred stock issuable to ART, described above. Although the proposed amendment to the Certificate of Incorporation deals with blank preferred stock, the Company will initially file an appropriate Certificate of Designation of Rights and Preferences for the 2,000,000 shares of such preferred stock as required pursuant to the ART transaction, heretofore described. The balance of 8,000,000 preferred shares will remain available for future issuance by the Company (without further shareholder approval) in connection with asset or company acquisitions. Any future issuances, depending upon their terms votability, conversion, preferences may have adverse effects upon existing shareholder percentage voting, ownership dilution of book value and participation rights in the event of future liquidation by the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Except to the extent that officers and directors of the Company have become recipients of stock options pursuant to the Company s 1998 Non-Statutory Stock Purchase and Option Plan, and except to the extent that additional shares will be required to be authorized to provide shares issuable on exercise of options granted under the plan, no officer, director or principal shareholder of the Company has any direct or indirect interest in Proposal 3 and 4,with the exception of Kenneth W. Davidson, the Chief Executive Officer of Maxxim and A Director of the Company.

     On May 8, 1998, Kenneth W. Davidson, Chief Executive Officer of Maxxim Medical, Inc., a Delaware corporation the shares of which are traded on the New York Stock Exchange, was elected a director of the Company to serve until the next annual meeting of shareholders. Pursuant to the Company s asset acquisition agreement with Maxxim, hereinafter discussed, the Company desires to deliver 3,000,000 shares of common stock in exchange for and cancellation of the Company s outstanding convertible promissory note for $3,000,000. Accordingly as CEO of Maxxim, Mr. Davidson is For Proposal 1 increasing the authorized Common Stock of the Company, which, among other things, will enable the Company to deliver the 3,000,000 shares of common stock (and convert and cancel the 3,000,000 promissory note) pursuant to the Maxxim agreement. See Maxxim Medical Asset Acquisition, Supply and License Agreement.

     Advanced Refractory Technologies, Inc., ("ART") a principal shareholder of the Company's's Common Stock (as a result of the acquisition of 2,000,000 shares pursuant to the Contemporaneous Agreements), is For Proposal 2 which seeks to amend the Certificate of Incorporation to authorize 10,000,000 shares of blank preferred stock. If Proposal 2 is approved by shareholders, the Company will issue and exchange 2,000,000 shares of Preferred Stock (having rights and preferences heretofore agreed upon by the Company and ART) for ART's 2,000,000 shares of Common Stock. In this manner the Company will be able to avoid a penalty of having to issue additional shares of Common Stock having a market value of $500,000. See
 Recent Asset and Corporate Acquisitions .

                     MANAGEMENT POLICIES FOR GROWTH

     As of July 31, 1998, there were 13,629,693 shares of Common Stock issued and outstanding, 1,144,255 shares of Common Stock reserved for issuance upon future exercise of outstanding stock options and/or grants. A total of 14,773,948 shares will be issued and outstanding if all of the aforementioned options and grants are exercised.

     The Company is currently seeking to increase its authorized capitalization of Common Stock from 15,000,000 shares to 50,000,000 shares of Common Stock essentially in order to enable it, (a) to effectively deliver 3,000,000 shares of Common Stock (and cancel the Company's outstanding promissory note in the amount of $3,000,000) pursuant to the Company s existing agreement with Maxxim Medical, Inc. discussed below; (b) to pursue its current acquisition policy to acquire additional assets or companies having assets and/or operations which are compatible with the Company's business; and (c) to provide additional shares for funding and growth. Management believes that this policy of growth through operation and acquisition can best be pursued through utilization of equity (Common Stock) as opposed to cash. The Company is constantly in need of its cash reserves for materials, operations and for internal growth as sales of its products continue to increase and new products are brought to market. The proposed increase in capitalization is deemed necessary by management to provide a sufficient amount of shares that will enable the Company to raise capital, to be flexible in proposals to acquisition candidates and to consider significant acquisitions. The increase will provide the wherewithal for management to consider and aggressively pursue a desirable acquisition candidate or asset situation (of relatively significant size) without the necessity of further requesting shareholders to authorize an increase in the capitalization with the statutory and regulatory delays which are usually occasioned thereby. In many instances, such a delay could result in loss of opportunity. The proposed increase in capitalization is deemed by management to enable it to meet potential anticipated operational objectives by providing shares for future funding, if necessary or warranted, and to provide shares for continued growth by acquisition. The Company plans to consider or pursue a desirable acquisition candidates or asset situations. Although the Company will enter into discussions with potential acquisition candidates or asset acquisitions, there are no specific agreements in place for any new acquisition candidate or asset acquisition at this time. The Company is generally amenable and will confer with and consider any potential asset or acquisition candidate that will provide additional synergistic technology, cash and/or revenue for the Company's future growth. In addition the increased capitalization will give management the flexibility to issue stock dividends to shareholders, as deemed appropriate.

General Observations
Possible Adverse Aspects for Shareholders

     An increase in the authorized shares of Common Stock (and authorization of preferred stock) shall enable management to make additional issuances of Common Stock (or preferred stock) without approval of shareholders. Such issuances of common stock will dilute the percentage ownership of the Company by existing shareholders, and any issuances of preferred stock, if convertible into common stock, may have similar dilutive consequences. Furthermore, preferred stock may grant preference in dividends to the preferred stockholder over the common stockholder. In addition, a further consequence of increasing the authorized shares of Common Stock (or creation of a series of Preferred Stock) of the Company is that management will have the potential ability, without approval of shareholders to issue such common shares or create and issue such preferred stock (convertible into common stock in desirable conversion ratios) so as to make more difficult, or to stave off hostile and/or friendly takeover attempts by third parties. The foregoing will be applicable even if such a transaction may appear, on its face, to be favorable to the interests of the shareholders. Such anti-takeover measures may include declaring a dividend and issuing shares to the existing shareholders of the Company, or selling the shares, on agreeable terms to a friendly investor (a person or other entity whose interests are not opposed to those of the Company and its shareholders) or taking other measures with its authorized but unissued shares (without approval of shareholders) within its corporate powers to stave off takeover attempts. The use by management of anti- takeover measures which may include the issuance of additional shares, share dividends, and/or options to acquire shares at favorable prices, may have a dilutive effect on the Company's book value and further erode percentage ownership of shares by existing shareholders. However, there are currently no "anti-takeover" measures contemplated by the Company or included in any debt agreement, By-law or provision of the Company's Certificate of Incorporation or any amendment thereto and management does not plan or presently contemplate seeking shareholder approval for any such amendment to the By-Laws. The forgoing notwithstanding, management believes shareholder approval will not be necessary should it desire, in the future, to implement the aforementioned anti-takeover measures heretofore discussed.

     The increase in the authorized number of shares together with other factors may also make the removal of management more difficult even if such removal would appear to be beneficial to shareholders generally, and may have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by incumbent management. However, it is essential to note that whatever course of action management chooses to pursue, it is required and has a fiduciary obligation to do so in the best interests of the shareholders.

     As of July 31, 1998 the Company had 13,629,693 shares of Common Stock issued and outstanding without giving effect to outstanding options or other derivative securities. The Company's certificate presently authorizes 15,000,000 shares of common stock. Accordingly, based upon the aforementioned reasons and the Company s current acquisition policy, Management has determined to request shareholder approval of its resolution to amend its Certificate of Incorporation to increase the authorized shares of Common Stock from 15,000,000 to 50,000,000 shares and provide for an additional 10 million shares which shall be blank preferred stock. The foregoing will, among other things, provide the necessary shares for the Company to (a) issue and exchange 2,000,000 shares of preferred stock, which shall have the rights and preferences previously agreed upon with ART, for 2,000,000 shares of the Company's Common Stock previously issued to ART, and (b) issue and deliver 3,000,000 shares of Common Stock to Maxxim and thereby cancel an outstanding note of the Company held by Maxxim in the amount of Three Million ($3,000,000) Dollars. Although these transactions have already been consummated and shareholder approval of such agreements is not being sought, management believes the foregoing issuances, exchange and note cancellation, are in the best interests of the Company and its shareholders.


                               PROPOSAL 1
                  PROPOSED AMENDMENT OF THE COMPANY'S
     CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES
       OF COMMON STOCK FROM 15,000,000 SHARES TO 50,000,000 SHARES

Article Fourth of the Company's Certificate of Incorporation presently reads:

    FOURTH: The corporation shall be authorized to issue the
    following shares:
                 Number of
         Class          Shares         Par Value

       Common         15,000,000          $0.001

Subject to the approval of shareholders, the Board of Directors intends to amend the Company's Certificate of Incorporation to provide for a new Article (Fourth) thereof, as follows:

    "FOURTH: The corporation shall be authorized to issue the following shares:

                   Number of
         Class          Shares         Par Value

         Common         50,000,000          $0.001

Possible Adverse Aspects to Stockholders

     Since the present issued and outstanding shares of the Company's Common Stock do not have any preemptive rights, the present shareholders of the Company risk dilution of the book value per share of their Common Stock should the newly authorized stock be issued by the Company for a consideration less than the Company's then current book value which was $.25 per share as of December 31, 1997. In addition, the percentage ownership of the common stock of present shareholders will be diminished with each future issuance of additional shares of common stock. Furthermore, no shareholder approval may be required by management to issue either the common stock or the preferred stock sought to be authorized.

     Any additional dilution factor is presently incalculable in that it is not yet determined at what price the securities will be issued by the Company (publicly or privately) in the future, if issued at all, or for what price they will be exchanged as consideration for an acquisition candidate, if one is found. However, the increase in the number of authorized shares of common stock, when and if issued, will not in any way change the inherent rights of existing or future common shareholders. If and when issued, each share of additional authorized Common Stock will continue to: (1) entitle the holder to one vote per share on matters to be voted upon by the shareholders; (2) not entitle the holder to any cumulative voting, cumulative dividends, preemptive, subscription or redemption rights; (3) entitle the holder to receive dividends from available funds, if and when declared by the Company's Board of Directors; (4) entitle the holder to share ratably in the assets of the Company legally available for distribution to shareholders in the event of liquidation, dissolution or winding up of the Company. (See "General Observation Possible Adverse Aspects for Shareholders").

Required Vote for Adoption

     Under Delaware Law the affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for the approval of Proposal 1, the proposed amendment to the Company's Certificate of Incorporation which increases the authorized shares of Common Stock available for issuance. Once given effect, a majority vote of the Company's Common Stock at a properly called meeting at which a quorum is present will be required to repeal or modify the amendment.

                      RECOMMENDATION OF MANAGEMENT

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY FROM FIFTEEN MILLION (15,000,000) SHARES OF COMMON STOCK TO FIFTY MILLION SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE.





                               PROPOSAL 2
                   PROPOSED AMENDMENT OF THE COMPANY'S
       CERTIFICATE OF INCORPORATION TO CREATE 10,000,000 SHARES OF
                          BLANK PREFERRED STOCK

Article Fourth of the Company's Certificate of Incorporation presently only provides for the issuance of Common Stock and makes no provision for the issuance of any other class of stock or any preferred stock.

Subject to the approval of shareholders and IN ADDITION TO THE AMENDMENT OF ARTICLE FOURTH CONTAINED IN PROPOSAL NUMBER 1 (ABOVE), management proposes to amend Article Fourth of the Company's Certificate of Incorporation to provide for the creation of 10,000,000 shares of blank preferred stock, to read as follows:

  "FOURTH: The corporation shall be authorized to issue the following shares:


           Class   Shares       Par Value

  Common    (*)        $0.001
  Preferred10,000,000   0.001


  "The total number of shares of capital stock of all classifications which the Corporation shall have the authority to issue is (*) shares, of which (i) (*) shares shall be designated common stock, having a par value of $.001 per share, and (ii) TEN MILLION
  (10,000,000) shares shall be designated "Preferred
  Stock" having a par value of $.001 per share.

  (a) All shares of common stock will be equal to each other and shall have all the rights granted to stockholders under the General Corporation Law of the State of Delaware, as amended, and the Certificate of Incorporation, including, without limitation, one vote for each share outstanding in the name of each holder, the power to elect directors or consent or dissent to any action to take place at any regular or special meeting of stockholders, and the right to receive dividends and distributions subject to the rights and preferences of any outstanding shares of Preferred Stock authorized hereby.
  (b) The Preferred Stock may be issued from time to time in one or more classes and one or more series of each class with specified serial designations, shares of each series of any class shall have equal rights and shall be identical in all respects, and (1) may have specified voting powers, full or limited or may be without voting power, (2) may be subject to redemption at such time or times as may be designated, and at designated prices;
  (3) may be entitled to receive dividends (which may be cumulative or non-cumulative) at designated rates, on such conditions and specified times, and payable in any other class or classes of stock; (4) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (5) may be made convertible into, or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at specified rates of exchange and with specified designated adjustments; and (6) may contain such other special rights and qualification, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority so to do which is hereby granted and expressly vested in the Board of Directors.

  The Board of Directors shall have authority to cause the Corporation to issue from time to time, without any vote or other action by the stockholders, any or all shares of stock of the corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms
  (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine;
  provided, that the consideration for the issuance of shares of stock of the corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be full-paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon."


  (*) To be determind based upon approval or disapproval of proposal 1.


     Subject to the approval of the proposed amendment to the Certificate of Incorporation by shareholders, upon the filing of such Certificate of Amendment, the Board of Directors will cause a Certificate of Designation of Rights and Preferences to be filed, outlining the rights and preferences of the class of Preferred Stock issuable to ART as heretofore described.

Effect on Future Shareholder Rights and Possible Adverse Aspects to Existing Shareholders

     The proposed 2,000,000 shares of Preferred Stock to be authorized and issued to ART, subject to shareholder approval, shall give the holder a priority in liquidation of the Company, up to $2,000,000. If such liquidation were to occur shortly after approval by shareholders, a substantial amount of the net proceeds derived from such liquidation would be allocable to the Preferred Stockholder (approximately $2,000,000) prior to any funds being allocable to common stockholders.

     In the event Proposal 2 is adopted by shareholders, in as much as ART is exchanging its Common Stock for preferred stock (which has similar voting rights), the existing percentage of voting control of common stockholders will not be affected by the exchange. In addition by virtue of the conversion privilege and the anti-dilution aspects of the Preferred Stock, it is not likely that ART will convert the Preferred Stock into common stock unless ART has a need to avail itself of liquidation of its investment or the market value of the common stock is otherwise at a level deemed favorable to ART to convert into common stock.


     The proposed amendment also authorizes the Board of Directors to issue Preferred Stock of different classes (in addition to those heretofore discussed in connection with the ART transaction). The proposed authority gives the Board of Directors maximum discretion to fashion rights and preferences for future Preferred Stock to be issued and to issue such shares without further approval of shareholders. This is deemed necessary by management to give it the broad latitude to act quickly when an acquisition opportunity presents itself and be able to fashion preferred stock containing rights and preferences in a variety of ways. Such possible future issuances (with no requirement to obtain shareholder approval prior thereto) may be specifically fashioned by management in a manner which will increase the likelihood of achieving the corporate objective for an acquisition of assets or acquisition of another company and may contain rights and preferences which are different to those granted to ART. However such newly issued preferred stock may also have an adverse effect on the interests of common stockholders due to provisions therein which may provide for voting, anti-dilution, conversion, priority in liquidation and possibly other factors not yet predictable or calculable. (See "General Observation Possible Advers Aspects For Shareholders").



Required Vote for Adoption

     Under Delaware Law the affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for the approval of Proposal 2, the proposed amendment to the Company's Certificate of Incorporation which authorizes the Company to issue 10,000,000 shares of common stock and thereby increases the total authorized shares available for issuance. Once given effect, a majority vote of the Company's Common Stock and outstanding preferred stock (if the preferred stock is subject to repeal or modification)at a properly called meeting at which a quorum is present will be required to repeal or modify the amendment.

                      RECOMMENDATION OF MANAGEMENT

     THE BOARD OF DIRECTORS RECOMMENDS A  VOTE "FOR" APPROVAL
OF THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF
INCORPORATION AUTHORIZING 10,000,000 SHARES OF BLANK PREFERRED
STOCK PAR VALUE $.001.

                               PROPOSAL 3
                 AMEND THE CERTIFICATE OF INCORPORATION
                    TO CHANGE OF NAME OF CORPORATION

     Since the Company has not engaged in any aspect of genetic analysis for number of years, management proposes that the name of the Company be changed. As all shareholders are aware, the Company is currently engaged in the manufacture and sale of a line of electro-surgical and other medical products together with industrial lighting. In addition the Company has recently acquired a new surgical generator product line sold under the tradename Bovie , a highly respected and well known name in the electro medical device industry. Accordingly management believes that the name "Bovie Medical Corporation" will provide the benefits of a well known and highly respected name in the medical device field, preserve the product identity of the corporation and remove the misleading characteristic of it being a genetics company.

     Management anticipates a need to change the Company's trading symbol for its shares which are presently traded on the OTC electronic bulletin board under the symbol "AGNT" and, subject to shareholder approval for the change of name, will propose a new symbol for the OTC Bulletin Board. As of the date hereof no symbol has been determined nor has any application therefor been submitted to the OTC Bulletin Board.

          Amendment of Certificate of Incorporation

     Article "First" of the Company's certificate of incorporation presently reads:
   "First: the name of the corporation is "An-Con Genetics, Inc."

     Subject to the approval of shareholders, the Board of Directors has resolved to amend the Company's certificate of incorporation to provide for a new article First thereof to read as follows:

   "First: the name of the corporation is:  Bovie Medical
Corporation .

Required Vote for Adoption

     Under Delaware Law the affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for the approval of the Proposal 2, the proposed amendment to the Company's Certificate of Incorporation which authorizes the Company to issue 10,000,000 shares of common stock and thereby increases the total authorized shares available for issuance. Once given effect, a majority vote of the Company's Common Stock and outstanding preferred stock (if rights of the preferred stock are subject to repeal or modification at a properly called meeting at which a quorum is present will be required to repeal or modify the amendment.


                      Recommendation of Management

THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE PROPOSED
AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE
THE NAME OF THE CORPORATION FROM AN-CON GENETICS, INC. TO "BOVIE
MEDICAL CORPORATION".


                               PROPOSAL 4
     RATIFICATION OF COMPANY S 1998 NON-STATUTORY STOCK PURCHASE AND
                              OPTION PLAN

     In January, 1998, the Board of Directors adopted a new stock option plan for the purpose of acquiring, retaining and incentivizing executive and other key employees and consultants of the Company and its subsidiary, Aaron Medical Industries, Inc. The Company s 1998 Non-Statutory Stock Purchase and Option Plan (the Plan ) authorizes the issuance of options to employees and consultants of the corporation to purchase up to a total of 1,200,000 shares thereunder.

     The Plan requires that options may be issued at an exercise price equal to at least 80% of the market price for the Company s shares in the over-the-counter market (on the Electronic Bulletin Board). Any options issuable to officers or directors under the Plan must be issued at an exercise price equal to no less than the then current market price for the shares in the over-the-counter market. The determination for grant of options is made by the Board of Directors under the Plan. The options are non-transferable. The Option shall terminate and expire on the expiration date of the option. In addition each option shall automatically terminate upon the earlier of:

(i) The termination of the Optionee's employment with the Company for cause (as defined under the Plan);

(ii) The expiration of twelve (12) months from the date of termination of the Optionee's employment with the company for any reason other than death, without cause; provided, that if the Optionee dies within such twelve-month period, subclause (iii) below shall apply; or

(iii) The expiration of fifteen (15) months after the date of death of the Optionee.


Potential Adverse Aspects of the Plan:

     Although management believes it is in the interests of shareholders that the Plan be approved in order to attract and retain qualified employees and consultants, since the Plan authorizes the grant of options to purchase up to 1,200,000 shares, the future grant and exercise of the options would tend to dilute the percentage ownership of shareholders in the Company. Furthermore, the nature of the options is such that the options would be exercised at a time that the Company would be able to derive a higher price for Company shares than the exercise price.

                      Recommendation of Management

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
TO RATIFY AND APPROVE THE COMPANY S 1998 NON-STATUTORY STOCK
PURCHASE AND OPTION PLAN.


                              Other Matters

     The Board of Directors of the Company knows of no other matters to come before the Meeting, other than that which is set forth herein and in the accompanying Notice of Special Meeting. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxies as in their discretion they may deem advisable.


                    Rights of Dissenting Shareholders

     Dissenting shareholders do not have any rights of appraisal with respect to the proposals to which this Proxy Statement relates. Any negative vote with respect to any specific proposal, will, of course, be duly noted and recorded in the computation to determine whether majority approval has been obtained.

By Order of the Board of Directors


President

Melville, New York
May     , 1998

PROXY CARD

AN-CON GENETICS, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned hereby appoints Andrew Makrides and Delton
Cunningham each with the power to appoint his or her substitutes, and hereby authorizes them to represent and to vote, as designated above, all the shares of common stock of An-Con
Genetics, Inc. held of record by the undersigned on , 1998, at the meeting of shareholders to be held on September 8, 1998 or any adjournment thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Please sign exactly as your name appears on the reverse side. When shares are held by joint tenants, both should sign.*

*When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholders is a partnership, please sign in partnership name by authorized person.

(To Be Signed on Reverse Side.)

FRONT OF CARD

PROXY CARD

AN-CON GENETICS, INC.


A     Please mark your
votes as in this example.



                    Vote For  Against   Withhold

1.  Proposal to increase
the authorize
capitalization from
15,000,000 shares common
stock par value $.001 per
share to 50,000,000 shares
of common stock par value
$.001.

2.   Proposal to create a
class of blank preferred
stock having a par value
of $.001 per share.

3.   Proposal to change
the name of the
corporation to "Bovie
Medical Corporation".

4.   Proposal to ratify
the Company's 1998 Non-
Statutory Stock Purchase
and Option Plan.



SIGNATURE(S)                          Date
NOTE:  Please sign exactly as name appears hereon.
joint owners should each sign. When signing as attorney, administrator trustee or guardian, please give full title as such.
     BACK CARD